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                                                            Exhibit 10.56



URNr. 865 K  /1998

                                  NOTARIAL DEED

Today, on this twenty-eighth day of April nineteen hundred ninety eight,

                               - April 28, 1998 -
there appeared before me,

                                Dr. Dieter Karl,

notary public in Munich in my offices at Ottostrasse 4, 80333 Munich:

1.    Philipp von Braunschweig, attorney at law, business address:
      Lilienthalstrasse 7, 85399 Hallbergmoos, personally known to me, the notary

and

2. Diethelm Baumann, attorney at law, business address: Lilienthalstrasse 7, 85399 Hallbergmoos, identified by his federal identity card.

      The persons appeared requested the notary to record this notarial deed in the English language. They stated that they have sufficient command of the English language. The undersigned notary, who has command of both the English and the German language, communicated with the appeared in English and on the basis of such conversation was convinced that the appeared have sufficient command of the English language.

      The person appeared ad 1. stated:

      In the following, I will not act in my own name but as representative without power of attorney for Decora Industries, Inc., 1 Mill Street, Fort Edward, New York 12828, USA (hereinafter called "Pledgor").

      The appeared ad 2. stated:

In the following, I will not act in my own name but as representative without power of attorney for United States Trust Company of New York, 114 West 47th Street, New York, New York 10036, USA (hereinafter called "Pledgee").

      The persons appeared requested the recording of the following:
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                                    PREAMBLE

      WHEREAS, Pledgor is the sole shareholder of Decora Industries Deutschland GmbH (the "GmbH"), having its registered seat in Munchen, which is registered in the commercial register of the local court Munchen under HRB 115991, the aggregate stated capital of which amounts to DM 50,000.- Pledgor holds the only share in the GmbH in the nominal amount of DM 50,000.- and

      WHEREAS, Pledgor intends to create a first ranking security interest in a part of its share in the nominal amount of DM 32,500.- in the GmbH in favor of the Pledgee to secure any and all Secured Obligations (as defined in the Pledge Agreement between Pledgor and Pledgee; the Pledge Agreement hereinafter referred to as the "US Pledge Agreement").

      NOW THEREFORE, the parties agree as follows:

                                    Section 1
                          DIVISION AND PLEDGE OF SHARES

(1) Pledgor hereby divides his share in the GmbH in the nominal amount of DM 50,000.- into one share in the nominal amount of DM 32,500, and in one share in the nominal amount of DM 17,500.- for the purpose of transferring the share in the nominal amount of DM 32,500.- to Pledgee. The consent of the GmbH to the division of Pledgor's share in the GmbH has been granted; a fax copy is attached hereto. Pledgor hereby transfers to Pledgee, who accepts such transfer, the share in the nominal amount of DM 32,500.- and Pledgee hereby re-transfers such share to Pledgor, who accepts such re-transfer.

(2) Pledgor hereby pledges to Pledgee, who accepts such pledge, his share in the GmbH in the nominal amount of DM 32,500.- (the "Share"). The pledge shall extend to any and all claims for repayment of capital, present and future rights to profit, payment of consideration in the event of redemption of the Share, payment of any liquidation or settlement proceeds associated with the Share as well as all purchase or subscription rights relating to the Share which result from an increase of the stated capital or merger, consolidation or other form of reorganization of the GmbH.

                                    Section 2
                              PURPOSE OF THE PLEDGE

      The pledge created pursuant to Section 1 above shall serve the purpose of securing any and all Secured Obligations (as defined in the US Pledge Agreement).
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                                    Section 3
                             VOTING RIGHT, DIVIDENDS

(1) Pledgor shall remain entitled to exercise the voting rights pertaining to the Share or any part thereof for any purpose; provided, however, Pledgor shall not in any event exercise such rights and any other voting rights Pledgor may have with respect to the GmbH in any manner which may have an adverse effect on the value of the Share or the security intended to be provided by this Agreement.

(2) Pledgor shall be entitled to receive and retain, and to utilize free and clear of any encumbrances, any and all dividends and distributions in respect of the Share, but only if and to the extent made in accordance with the US Pledge Agreement; but all dividends and distributions in respect of the Share or any part thereof made in shares or other property or representing any return of capital, whether resulting from a subdivision, combination or reclassification of the Share or any part thereof or received in exchange for the Share or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which the GmbH may be a party or otherwise or as a result of any exercise of any share or securities purchase or subscription right shall be, and hereby is, also pledged to Pledgee, which pledge is subject to the terms and conditions of this Agreement.

(3) Upon notice from Pledgee to Pledgor of any Event of Default (as defined in the US Pledge Agreement), and so long as the same continues, all rights of Pledgor which it is entitled to exercise pursuant to subsections (1) and
      (2) above shall forthwith cease, and all such rights and claims shall thereupon become vested in Pledgee who shall have, during the continuance of such Event of Default, the sole and exclusive authority to exercise such rights and to receive such dividends; provided that all cash dividends not applied to the payment of the Secured Obligations prior to the cure of such Event of Default shall be returned to Pledgor upon Pledgor's written request.

(4) All dividends and distributions which are received by Pledgor contrary to the provisions of subsection (2) above shall be received in trust for the benefit of Pledgee, shall be segregated from other property of Pledgor and shall be forthwith paid over to Pledgee.

                                    Section 4
                           REPRESENTATIONS OF PLEDGOR

      Pledgor represents and warrants to Pledgee that

a) Pledgor is and will be the legal and equitable owner of the Share free and clear of all liens, security interest and any encumbrances whatsoever;
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b)    Pledgee has and will continue to have at all times for any and all claims secured hereby a valid security interest in the Share;

c) The GmbH has been duly established, is validly existing and is duly authorized to conduct the business presently conducted by it;

d) The stated capital of the GmbH has been fully paid in and no obligations to effect additional contributions of stated capital exist;

e) Any and all resolutions and further acts of the GmbH required for the creation of the pledge have been duly passed and effected; and

f) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body will be required for the exercise by Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Share.

                                    Section 5
                              COVENANTS OF PLEDGOR

      Pledgor hereby agrees as shareholder of the GmbH:

a) without the expressed prior written consent of Pledgee, not to sell, sign, exchange, pledge or otherwise transfer, encumber, diminish or impair any of its rights in, to or under the Share or any part thereof;

b) to promptly effect any payments due to the GmbH or any third party in respect of the Share;

c) to refrain from any act or omissions the purpose of which is a decline of the value of the Share or any part thereof or the Share or any part thereof ceasing to exist;

d)    to promptly notify Pledgee of any change in the shareholdings in the GmbH;

e) to keep all records concerning the GmbH, which records shall be of such a character as will enable Pledgee or its designee to determine at any time the status thereof:

f) to furnish Pledgee such information concerning the GmbH as the Pledgee may from time to time reasonably request, and to permit Pledgee and its designees from time to time, to inspect, audit and make copies of and from all records and all other papers in the
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      possession of Pledgor which pertain to the GmbH, and, upon request of
      Pledgee, to deliver to Pledgee notarially certified copies of all such records and paper; and

g) to furnish to Pledgee, as soon as possible and in any event within five days after occurrence from time to time of any change in the address of Pledgor's location, notice in writing of such change.

                                    Section 6
                            REALIZATION OF THE PLEDGE

(1) Pledgee shall be entitled to realize the pledged shares upon notice from Pledgee to Pledgor in the event or during the continuance of any Event of Default (as defined in the US Pledge Agreement).

(2) If Pledgee is entitled to realize the pledge pursuant to subsection (1) above, Pledgee may exercise the right to cause the pledged shares to be sold at a public auction without the requirement of an enforceable title and without prior notice to Pledgor

                                    Section 7
                                      COSTS

      The costs of this deed shall be borne by Pledgor.

                                    Section 8
                                  MISCELLANEOUS

(1) If a provision of this Agreement should be or become invalid or not contain a necessary regulation, the validity of the other provisions of this Agreement shall not be affected thereby. The valid provision shall be deemed to be replaced and the gap be deemed to be filled by a legally valid provision which comes as close as possible to the intention of the parties or what would have been the intention of the parties according to the purpose of this Agreement if they had been aware of the invalidity or the gap.

(2) Changes and amendments to this Agreement, including changes of this subsection (2) must be made in writing and signed by both parties hereto, unless German law requires a stricter form.

(3) This Agreement shall be governed by the laws of the Federal Republic of Germany.
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      The parties requested the notary to notify the GmbH of the transfer, re-transfer and pledge of the Share.

      This notarial deed has been read aloud in the presence of the notary to the persons appeared, approved by them and signed by them and the notary manu propria as follows:

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DECLARATION OF CONSENT UNDER SEC. 17 OF THE GERMAN LIMITED LIABILITY COMPANIES
ACT

      The undersigned managing director of Decora Industries Deutchland GmbH with its seat in Munchen (now moved to Weisspach) hereby consents to the split of the share of Decora Industries, Inc. in Decora Industries Deutschland GmbH in the amount of DM 50,000. into one share in the amount of DM 32,500, and one share in the amount of DM 17,500 , for purposes of transferring the share in the amount of DM 32,500, to United States Trust company of New York.

      Fort Edward, this April 27, 1998

      ------------------------------------------------
      (signature of Nathan Hevrony or Timothy Burditt)